Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

InMed Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common shares, no par value	Rule 457(c) and (h)	80,000	$2.52	$201,600	0.0001102	$22.22
	Total Offering Amounts					$201,600		$22.22
	Total Fees Previously Paid							—
	Total Fee Offsets							—
			Net Fee Due					$22.22

(1)	Represents additional common shares (without par value) of InMed Pharmaceuticals Inc. (“Common Shares”), reserved for future issuances under the InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (the “2017 Stock Option Plan”). This Registration Statement also includes such additional number of Common Shares, as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Shares as reported on the Nasdaq Global Select Market on November 8, 2022.